EXHIBIT 99.1

[Logo of SciQuest, Inc. appears here]

SciQuest Transfers to Nasdaq SmallCap Market

Research Triangle Park, N.C., October 10, 2002—SciQuest, Inc. (NASDAQ: SQST), a software, information and services company that provides solutions to enhance research operations for pharmaceutical, biotechnology and other research-based organizations, announced today that the Nasdaq Stock Market has approved its request to transfer its common stock to the Nasdaq SmallCap Market effective at the opening of trading on October 11, 2002.

The Company’s common stock will continue trading under the symbol “SQST”. Investors and other interested parties will see no difference in how they obtain stock price quotes, execute trades or find news about the Company, following the transfer to the Nasdaq SmallCap Market.

SciQuest is transferring the listing of its common stock in order to take advantage of the extended grace period provided by the Nasdaq SmallCap Market to meet Nasdaq’s minimum $1.00 per share closing bid price requirement for continued listing. This transfer will allow SciQuest until July 14, 2003 to regain compliance with this requirement.

“With a growing base of marquee customers, proven products, and a stable financial position, including $1.29 per share of cash and investments as of the most recent quarter end, we remain optimistic about SciQuest’s growth plans for the coming years,” said Stephen J. Wiehe, CEO of SciQuest. “We believe our focus on customer satisfaction and business execution will ultimately create value for all of our stakeholders.”

About SciQuest

SciQuest is a software, information and services company that provides solutions to enhance research operations for pharmaceutical, biotechnology and other research-based organizations. SciQuest is focused on enabling researchers and their organizations to reduce costs, improve efficiencies, increase quality and speed the process of research.

The Company’s solutions are specifically designed to help scientists find, acquire and manage the critical research materials they use. These materials include chemical and biological compounds, laboratory supplies, and equipment. SciQuest also helps the suppliers of research materials to better service their customers through enhanced marketing channels and enriched product information.

The Company’s solutions can be utilized independently or integrated with leading software, automation equipment and supplier systems to enhance innovation, reduce costs and improve operational effectiveness.

SciQuest customers include many of the world’s leading pharmaceutical, biotechnology, chemical, academic and research organizations, such as Aventis, Bayer CropScience, Corixa, Eisai Research Institute, FMC, GlaxoSmithKline, Indiana University, Memorial Sloan-Kettering, OSI Pharmaceuticals, Rensselaer Polytechnic Institute, Roche, Pfizer, Procter & Gamble, Schering-Plough Research Institute and The University of Notre Dame. SciQuest is headquartered in Research Triangle Park, N.C., with offices in Philadelphia, San Francisco, and London. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

SciQuest is a registered trademark of SciQuest, Inc. Enterprise Reagent Manager, Enterprise Substance Manager, ERM Fast Track, ERM Fast Track Plus, ERM for EH&S Management, SelectSite, SelectSite SRA, SelectSite APA, Gene Construction Kit and Gene Inspector are trademarks of SciQuest, Inc.

# # #

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding SciQuest’s future stock price and continued listing on the Nasdaq SmallCap Market. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are discussed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”.

Contacts:

Media Relations:	Investor Relations:
Stephen Scarantino	Jenny Kobin
SciQuest Public Relations	SciQuest Investor Relations
+919-659-2412	+919-659-2352
sscarantino@sciquest.com	jkobin@sciquest.com